UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives First Purchase Order From Colorado Distributor Talion Defense Corp. to Supply Riot Control Products Marked “Made in the USA”

Talion Will Import Lamperd Components Into the US for Assembly and Arming to be Marketed to Police and Corrections Agencies as Finished Talion Products

SARNIA, ON / November 4, 2021 / Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, is pleased to announce an initial purchase order received from new US based distributor, Talion Defense Corp. (https://www.taliondefense.com).

The purchase order is for components of Lamperd’s advanced riot control munitions to be supplied to US police and corrections agencies with which Talion has established working relationships. Under the terms of the distributor agreement, Talion will import only inert components of the Lamperd products into the US which greatly reduces regulatory issues. Talion will then assemble and arm these components at its Colorado facility to be sold as finished Talion Defense Corp. products. Because of this arrangement, the products can be then labeled as “Made in the USA” making them more appropriate for US buyers.

CEO Barry Lamperd stated, “We have been working a long time to establish a means of effectively supplying the great many police and corrections agencies in the USA with Lamperd Less Lethal products for riot control and other peace keeping uses. The new agreement we have signed with Talion Defense Corp. should significantly help us fulfill this role which has become immensely important today in light of all the civil unrest and other crisis situations that are taking place in the United States. Lamperd products have been extensively developed and tested to be the most effective and also the safest in the less lethal industry so they can be of great help in maintaining order and protecting lives in the USA. We are especially pleased that Talion has the necessary facilities and the expertise to properly assemble and arm Lamperd components into finished products to be marketed under the Talion brand name. This will also allow the benefit of being able to label these products as “Made in the USA.”  We believe this labeling will play a key role in securing sales to US buyers.”

For information on purchasing these US-made products, please contact the Agency Sales Team of Talion Defense at info@taliondefense.com or (970) 344-5667.

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About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: November 4, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

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